Exhibit 99.2

SHARE PURCHASE AGREEMENT

BY AND AMONG

MESA LABORATORIES, INC.,

TEMPSYS, INC.

AND

THE TEMPSYS, INC. SHAREHOLDER

i

TABLE OF CONTENTS

ARTICLE I - Definitions		1
ARTICLE II - Transactions; Terms of Share Purchase; Manner of Purchase		5
2.1	Purchase and Sale of Shares	5
2.2	Purchase Price	5
2.3	Working Capital Adjustments	5
2.4	Time and Place of Closing	7
ARTICLE III - Representations and Warranties of Mesa		8
3.1	Organization	8
3.2	Authorization; Enforceability	8
3.3	No Violation or Conflict	8
3.4	Consents of Governmental Authorities and Others	8
3.5	Financial Ability to Perform	8
ARTICLE IV - Representations and Warranties of TempSys and the Sole Shareholder		9
4.1	Organization	9
4.2	Authorization; Enforceability	9
4.3	No Violation or Conflict	9
4.4	Permits	9
4.5	Real Property	9
4.6	Inventory	10
4.7	Contracts	10
4.8	Material Contracts	11
4.9	Accounts Receivable	12
4.10	Insurance	12
4.11	Litigation	12
4.12	Product Warranty	12
4.13	Employees	13
4.14	Employee Benefits	13
4.15	Consents of Governmental Authorities and Others	14
4.16	Litigation	14
4.17	Brokers	14
4.18	Compliance	14
4.19	Charter, Bylaws and Corporate Records	14

4.20	Capitalization	14
4.21	Subsidiaries and Investments	14
4.22	Rights, Warrants, Options	14
4.23	Conduct of Business	15
4.24	Taxes	15
4.25	Environmental Matters	17
4.26	Financial Statements	17
4.27	Absence of Undisclosed Liabilities	17
4.28	Intellectual Property	17
4.29	Properties	18
4.30	Disclosure	18
ARTICLE V - Additional Agreements		19
5.1	Survival of the Representations and Warranties	19
5.2	Investigation	19
5.3	TempSys’s Indemnification	19
5.4	Mesa’s Indemnification	19
5.5	DELETED	19
5.6	Indemnity Procedure	19
ARTICLE VI - Closing; Deliveries; Conditions Precedent		21
6.1	Closing	21
6.2	Deliveries	21
6.3	Best Efforts	22
ARTICLE VII - Covenants		23
7.1	General Confidentiality	23
7.2	General	23
ARTICLE VIII - Miscellaneous		24
8.1	Notices	24
8.2	Entire Agreement; Incorporation	24
8.3	Binding Effect	25
8.4	Assignment	25
8.5	Waiver and Amendment	25
8.6	No Third Party Beneficiary	25
8.7	Severability	25
8.8	Expenses	25

8.9	Headings	25
8.10	Other Remedies; Injunctive Relief	26
8.11	Counterparts	26
8.12	Remedies Exclusive	26
8.13	Governing Law	26
8.14	Jurisdiction and Venue	26
8.15	Participation of Parties	26
8.16	Further Assurances	26
8.17	Publicity	27

Exhibits

Exhibit A                     -        Escrow Agreement

Exhibit B                     -        Adjusted Working Capital Reconciliation

Exhibit C                     -        Financial Statements of TempSys

Exhibit D                     -        DELETED

Exhibit E                      -        Form of Opinion of Counsel

Exhibit F                       -        Non-competition and Non-solicitation Agreement

Disclosure Schedule

SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT (the “Agreement”) is dated as of November 6, 2013, by and among Mesa Laboratories, Inc., a Colorado corporation (“Mesa”), TempSys, Inc., a California corporation (“TempSys”), and Robert Yuan, (the “Sole Shareholder”).  Mesa, TempSys and the Sole Shareholder are referred to herein collectively as the “Parties” and each individually as a “Party.”

WITNESSETH:

WHEREAS, the Sole Shareholder presently owns 100% of the common stock of TempSys, a California corporation (“TempSys”); and

WHEREAS, Mesa desires to acquire from the Sole Shareholder all of the common stock of TempSys in exchange for payment of funds on the terms and conditions set forth below;

NOW, THEREFORE, in consideration of the promises and of the mutual representations, warranties and agreements set forth herein, the Parties hereto agree as follows:

ARTICLE I

Definitions

In addition to terms defined elsewhere in this Agreement, the following terms when used in this Agreement shall have the meanings indicated below:

“Affiliate” shall mean with respect to a specified Person, any other Person which, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person, and, without limiting the generality of the foregoing, includes, with respect to a Person (a) any other Person which beneficially owns or holds ten percent (10%) or more of any class of voting securities or other securities convertible into voting securities of such Person or beneficially owns or holds ten percent (10%) or more of any other equity interests in such Person, (b) any other Person with respect to which such Person beneficially owns or holds ten percent (10%) or more of any class of voting securities or other securities convertible into voting securities of such Person, or owns or holds ten percent (10%) or more of the equity interests of the other Person, and (c) any director or senior officer of such Person.  For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Agreement” shall mean this Share Purchase Agreement together with all exhibits and schedules referred to herein, which exhibits and schedules are incorporated herein and made a part hereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commission” shall mean the United States Securities and Exchange Commission.

“Company Benefits Plan” shall mean any pension benefit and welfare benefit plans governed by ERISA and administered by the Employee Benefits Security Administration.

“Confidential Information” means any information concerning the businesses and affairs of Mesa or TempSys that is not already generally available to the public.

“Employee Pension Benefit Plan” shall mean any plan, fund, or program which is designed to provide retirement income to employees or results in a deferral of income by employees for periods extending to the termination of covered employment or beyond.

“Employee Welfare Benefit Plan” shall mean those plans that include medical, surgical, or hospital care or benefits, or benefits in the event of sickness, accident, disability, death or unemployment, or vacation benefits, apprenticeship or other training programs, or day care centers, scholarship funds, or prepaid legal services.

“ERISA” shall mean the Employee Retirement Income Security Act of the United States, as amended.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Financial Statements” shall mean TempSys’s unaudited consolidated balance sheets, statements of operations, changes in stockholders equity and cash flows as of and for the fiscal years ended May 31, 2011, 2012 and 2013 and for the three (3) month period ended August 31, 2013.

“GAAP” shall mean United States generally accepted accounting principles.

“Governmental Authority” means (a) any nation, state, county, city, town, borough, village, district, or other governmental jurisdiction; (b) federal, state, local, municipal, foreign, or other government; or (c) governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court, tribunal, or other entity exercising governmental or quasi-governmental powers).

“Guaranty” shall mean, as to any Person, all liabilities or obligations of such Person, with respect to any indebtedness or other obligations of any other Person, which have been guaranteed, directly or indirectly, in any manner by such Person, through an agreement, contingent or otherwise, to purchase such indebtedness or obligation, or to purchase or sell property or services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or obligation or to guarantee the payment to the owner of such indebtedness or obligation against loss, or to supply funds to or in any manner invest in the debtor.

“Intellectual Property” means patents, copyrights, Trademarks, applications for any of the foregoing, and Trade Secrets.

“Investments” shall mean, with respect to any Person, all advances, loans or extensions of credit to any other Person (except for extensions of credit to customers in the Ordinary Course of Business), all purchases or commitments to purchase any stock, bonds, notes, debentures or other securities of any other Person, and any other investment in any other Person, including partnerships or joint ventures (whether by capital contribution or otherwise) or other similar arrangement (whether written or oral) with any Person, including, but not limited to, arrangements in which (i) the first Person shares profits and losses of the other Person, (ii) any such other Person has the right to obligate or bind the first Person to any third party, or (iii) the first Person may be wholly or partially liable for the debts or obligations of such partnership, joint venture or other entity.

“Knowledge” shall mean, in the case of any Person who is an individual, knowledge that a reasonable individual under similar circumstances would have after such reasonable investigation and inquiry as such reasonable individual would under such similar circumstances make, and in the case of TempSys, the knowledge that the sole Shareholder would have after such reasonable investigation and inquiry as a senior officer, director, manager or responsible Person would under such similar circumstances make.

“Law” and “Laws” shall mean any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order or other requirement or rule of law.

“Liabilities” shall mean any direct or indirect material TempSys indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, including, without limitation, liabilities on account of taxes, other governmental charges or Litigation, of which TempSys or the Sole Shareholder had Knowledge on the Closing Date, whether or not of a kind required by GAAP to be set forth on a financial statement.

“Litigation” shall mean any actions, suits, investigations, claims or proceedings directly or indirectly affecting TempSys.

“Material Adverse Effect” shall mean any event or condition of any character which has had or could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, assets, Liabilities, properties, or business of Mesa or TempSys taken as a whole, as applicable.

“Ordinary Course of Business” shall mean any action taken by a Person that is consistent in nature, scope, and magnitude with the past practices of such Person and is taken in the ordinary course of the operations of such Person, and does not require authorization by the board of directors or shareholders of such Person (or by any Person or group of Persons exercising similar authority).

“Person” shall mean any natural person, corporation, unincorporated organization, partnership, association, limited liability company, joint stock company, joint venture, trust or government, or any agency or political subdivision of any government or any other entity.

“Prohibited Transactions” means those certain transactions that are prohibited by rules contained in both the Code and in Title I of ERISA.

“Related Party Agreement” shall mean a contract, agreement, or understanding, whether written or verbal, between TempSys and any shareholder, officer, director, or affiliate of TempSys.

“Related Party Debt” shall mean indebtedness, whether governed by a written or verbal agreement, between TempSys and any shareholder, officer, director, or affiliate of TempSys.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Subsidiary” of any Person shall mean any Person, whether or not capitalized, in which such Person owns, directly or indirectly, an equity interest of more than fifty percent (50%), or which may effectively be controlled, directly or indirectly, by such Person.

“Tax” and “Taxes” shall mean (i) all income, excise, gross receipts, ad valorem, sales, use, employment, franchise, profits, gains, property, transfer, payroll, withholding, severance, occupation, social security, unemployment compensation, alternative minimum, value added, intangibles or other taxes, fees, stamp taxes, duties, charges, levies or assessments of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, fines, additions to tax or additional amounts imposed by any Governmental Authority with respect thereto, (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of a consolidated, combined, unitary or aggregate group for any taxable period, and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of being a transferee or successor to any person or as a result of any express or implied obligation to indemnify any other Person.

“Tax Returns” shall mean returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

“TempSys Common Stock” shall mean all of the shares of TempSys, .

“Trademarks” means trademarks, service marks, trade names, internet domain names, designs, slogans, and general intangibles of like nature.

“Trade Secrets” means technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies.

The words “hereof”, “herein” and “hereunder” and the words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The terms defined in the singular shall have a comparable meaning when used in the plural and vice versa.

ARTICLE II

Transactions; Terms of Share Purchase; Manner of Purchase

2.1                               Purchase and Sale of Shares.  Subject to and upon the terms and conditions hereinafter set forth, at the Closing, and in reliance upon the representations and warranties contained in this Agreement or made pursuant hereto, the Sole Shareholder hereby agrees to sell, assign, transfer and deliver to Mesa, and Mesa hereby agrees to purchase from the Sole Shareholder, all of the TempSys Common Stock free and clear of any and all encumbrances.

2.2  Purchase Price.

(a)                                 In consideration of the aforesaid sale, assignment, transfer and delivery of all of the TempSys Common Stock, Mesa shall:

i) at the Closing, pay or cause to be paid to the Sole Shareholder an amount, in cash, equal to eight million five hundred thousand dollars ($8,500,000) (the “Closing Payment”), and

ii) make a future payment of one million dollars ($1,000,000) (the “Holdback Amount”) which shall be deposited by Mesa into a joint escrow account pursuant to the terms of an escrow agreement, attached hereto as Exhibit A, (the “Escrow Agreement”) and shall be disbursed by the Escrow Agent in accordance with the terms of the Escrow Agreement.  provided, however, that the Holdback Amount shall be reduced on a dollar for dollar basis to the extent necessary to satisfy in full each and every eligible Mesa Loss (as defined in Section 5.4 hereof).

(b)                                 The sum of the Closing Payment and the Holdback Amount (collectively the “Purchase Price”) shall constitute the entire payment for the TempSys Common Stock, which amount may be adjusted after payment of the Closing Payment as provided for in Section 2.3 hereof.

(c)                                  All payments of cash pursuant to this Section 2.2 shall be made in immediately available funds by wire transfer to an account or accounts specified by the Sole Shareholder at least two (2) business days prior to the date such payments are to be made.

2.3  Working Capital Adjustments.  The Purchase Price shall be increased or decreased on a dollar for dollar basis, in accordance with this Section 2.3.  The Parties hereby jointly designate the “Target Working Capital Amount” as the working capital of TempSys as of May 31, 2013, as determined from the Financial Statements of TempSys, including those adjustments listed in Exhibit B hereto.  Within thirty (30) days following the Closing Date, Mesa will calculate the TempSys working capital as of the Closing Date, (the “Closing Date Working Capital Amount”) in a manner consistent with the calculation of the Target Working Capital Amount, and shall include those adjustments consistent with the adjustments made in Exhibit B hereof.  For the purposes of calculating and determining either the Target Working Capital Amount or the Closing Date Working Capital Amount, all calculations shall exclude (i) any accrued or paid buy/sell professional fees, and (ii) any bank debt or Related Party Debt, each of which shall be paid in full by TempSys and/or the Sole Shareholder at or prior to Closing.  The “Working Capital Adjustment Amount” shall be the difference between the Closing Date Working Capital Amount and the Target Working Capital Amount, each of which shall be calculated on a consistent basis.

(a)                                 Preliminary Working Capital Adjustment Amount.  Within thirty (30) days after the

Closing Date, Mesa shall prepare and deliver to the Sole Shareholder:

 (i)                                  its calculation of the Closing Date Working Capital Amount,

(ii)                                  a statement setting forth Mesa’s preliminary calculation of the Working Capital Adjustment Amount (the “Preliminary Closing Statement”) and

(iii)                               any and all supporting documentation relating to each of the above calculations, including, but not limited to, all work papers relating to such calculation (collectively, the “Working Capital Statements”).

(b)                                 Sole Shareholder’s Review.  The Sole Shareholder will have thirty (30) days following receipt of the Working Capital Statements to determine, in good faith, if the Working Capital Statements have been calculated in accordance with the terms of this Section 2.3 and each is true, accurate and complete.  If the Sole Shareholder determines that the Working Capital Statements have any discrepancies or are otherwise incorrect, inconsistent, inaccurate or not determined and/or calculated in accordance with the terms of this Section 2.3 or are not otherwise true, accurate and complete, the Sole Shareholder shall notify Mesa in writing of the Sole Shareholder’s proposed adjustments to any of the Working Capital Statements on or before the end of such thirty (30) day period, including reasonable detail of the nature and basis for the adjustments and all work papers related thereto (collectively, the “Working Capital Objection”).

(c)                                  Dispute.  If the Sole Shareholder delivers a Working Capital Objection, then within fifteen (15) days following receipt by Mesa of such Working Capital Objection, the Parties shall confer and negotiate in good faith to resolve the matters in dispute as set forth in the Working Capital Objection.  If the Parties cannot mutually resolve any such disputes within such fifteen (15) day period, either Party shall have the right at any time thereafter to cause the Parties to jointly engage an accounting firm that is independent of both Parties at the time of any such engagement ( the “Independent Accountant”).  The Parties jointly shall engage the Independent Accountant, acting as an expert and not an arbiter, to review only those items in dispute by the Parties.  The Independent Accountant shall be furnished with a copy of this Agreement, the Working Capital Statements and the Working Capital Objection, and any other documentation of either Party that the Independent Accountant determines to be necessary and relevant to resolving such disputes.  The Independent Accountant shall, within thirty (30) days following the commencement of its engagement by the Parties, complete its review and render a written report setting forth its conclusion as to calculation of the Working Capital Statements.  The decision by the Independent Accountant shall be in writing and delivered to the Parties.  The Parties agree that the Independent Accountant is the exclusive Person to make all interpretations necessary (including interpretations or constructions of this Agreement) to support its determinations.  The Independent Accountant’s decision shall be the final Working Capital Adjustment Amount (the “Final Working Capital Adjustment Amount”) and shall be final, conclusive and binding upon the Parties and may be entered and enforced in any court of competent jurisdiction.  The Parties agree to submit to the jurisdiction of any such court for the enforcement of such award or decision.  The fees, costs and expenses of the Independent Accountant shall be apportioned between Mesa, on the one hand, and the Sole Shareholder, on the other, each paying fifty percent (50%) of such fees, costs and expenses of the Independent Accountant.

(d)                                 Final Working Capital Adjustment Amount.  If the Sole Shareholder does not submit a Working Capital Objection within the thirty (30) day period contemplated by Section 2.3(b) above, the Working Capital reflected in the Preliminary Closing Statement will be deemed the Final Working Capital Adjustment Amount.  If the Preliminary Closing Statement is modified by either: (A) mutual agreement by the Sole Shareholder and Mesa or (B) the Independent Accountant, as the case may be and as provided for above in Section 2.3(c), then such modified Preliminary Closing Statement shall be the

Final Working Capital Adjustment Amount.  Notwithstanding the other provisions in this Section 2.3, if the difference between the Target Working Capital Amount and the Closing Date Working Capital Amount is less than $20,000, then the Final Working Capital Adjustment Amount shall be $0.

(e)                                  Payment.  Within ten (10) days after the final determination of the Final Working Capital Adjustment Amount pursuant to Section 2.3(d), either (A) the Sole Shareholder shall pay to Mesa the amount, if any, by which the Closing Date Working Capital Amount is less than the Target Working Capital Amount or (B) Mesa shall pay to the Sole Shareholder the amount, if any, by which the Closing Date Working Capital Amount exceeds the Target Working Capital Amount.  Any payment due under this Section 2.3(e) shall be made by wire transfer of immediately available funds to an account(s) designated by the recipient(s) of such payment at least two (2) days prior to the date of such payment.

2.4                               Time and Place of Closing.  The closing of the transactions contemplated hereby (the “Closing”) will take place at 10:00 A.M. on November 6, 2013 (the “Closing Date”).  The Closing shall be held at a location as may be mutually agreed upon by the Parties.

ARTICLE III

Representations and Warranties of Mesa

In order to induce TempSys and the Sole Shareholder to enter into this Agreement and to consummate the transactions contemplated hereby, Mesa makes the representations and warranties set forth below to TempSys and the Sole Shareholder:

3.1                               Organization.  Mesa is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado.  Mesa is duly qualified to transact business in all jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification except where the failure to so qualify would not have a Material Adverse Effect on Mesa.

3.2                               Authorization; Enforceability.  The execution, delivery and performance of this Agreement by Mesa and all other agreements to be executed, delivered and performed by Mesa pursuant to this Agreement and the consummation by Mesa of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Mesa.  This Agreement has been duly executed and delivered by a duly authorized representative of Mesa, and constitutes the legal, valid and binding obligation of Mesa, assuming the due authorization, execution and delivery of this Agreement by Mesa, enforceable in accordance with their respective terms, except to the extent that their enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity.

3.3                               No Violation or Conflict.  To the Knowledge of Mesa, the execution, delivery and performance of this Agreement by Mesa, and the consummation by Mesa of the transactions contemplated hereby and thereby: (a) do not violate or conflict with any provision of law or regulation (whether  federal, state or local), or any writ, order or decree of any court or Governmental Authority, or any provision of Mesa’s Articles of Incorporation or Bylaws; and (b) do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default), cause the acceleration of performance, give to others any right of termination, amendment, acceleration or cancellation of or require any consent under, or result in the creation of, any lien, charge or encumbrance upon any property or assets of Mesa pursuant to any instrument or agreement to which Mesa is a party or by which Mesa or its properties may be bound or affected, other than instruments or agreements as to which consent shall have been obtained at or prior to the Closing.

3.4                               Consents of Governmental Authorities and Others.  To the Knowledge of Mesa, other than in connection with the provisions of the Colorado Business Corporation Act, the Exchange Act, and the Securities Act, no consent, approval, order or authorization of, or registration, declaration, qualification or filing with, any Governmental Authority, or any other Person, is required to be made by Mesa in connection with the execution, delivery or performance of this Agreement by Mesa or the consummation by Mesa of the transactions contemplated hereby, excluding the execution, delivery and performance of this Agreement by Mesa.

3.5                               Financial Ability to Perform.  Mesa has and will have the financial ability to perform all acts on its part to be performed pursuant to this Agreement, including but not limited to the timely payment of the Purchase Price.

ARTICLE IV

Representations and Warranties of TempSys and the Sole Shareholder

In order to induce Mesa to enter into this Agreement and to consummate the transactions contemplated hereby, TempSys and the sole shareholder, subject to the Disclosure Schedule (“Disclosure Schedule”) and any schedules (and attachments thereto) attached to this Agreement, jointly and severally make the representations and warranties set forth below to Mesa:

4.1                               Organization.  TempSys is a corporation duly organized, validly existing and in good standing under the laws of the State of California.  TempSys is duly qualified to transact business in all jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification except where the failure to so qualify would not have a Material Adverse Effect on TempSys.

4.2                               Authorization; Enforceability.  TempSys and the Sole Shareholder have the capacity to execute, deliver and perform this Agreement.  This Agreement and all other documents executed and delivered by TempSys and the Sole Shareholder pursuant to this Agreement have been duly executed and delivered and constitute the legal, valid and binding obligations of TempSys and the Sole Shareholder, assuming the due authorization, execution and delivery of this Agreement by TempSys and the Sole Shareholder, enforceable in accordance with their respective terms, except to the extent that their enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity.

4.3                               No Violation or Conflict.  To the Knowledge of TempSys and the Sole Shareholder, the execution, delivery and performance of this Agreement and the other documents contemplated hereby by TempSys and the Sole Shareholder, and the consummation by TempSys and the Sole Shareholder of the transactions contemplated hereby: (a) do not violate or conflict with any provision of law or regulation (whether federal, state or local), or any writ, order or decree of any court or Governmental Authority, or any provision of TempSys’s Articles of Incorporation or Bylaws; and (b) do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default), cause the acceleration of performance, give to others any right of termination, amendment, acceleration or cancellation of or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of TempSys pursuant to any instrument or agreement to which TempSys or the Sole Shareholder is a party or by which TempSys or its properties may be bound or affected, other than instruments or agreements as to which consent shall have been obtained at or prior to the Closing.

4.4                               Permits.  Schedule 4.4 of the Disclosure Schedule sets forth a complete list of all material permits held by TempSys.  Except as disclosed on Schedule 4.4 of the Disclosure Schedule, TempSys holds all material permits necessary to conduct the Business as conducted on the date hereof and TempSys has complied, in all material respects, with the terms and conditions of such permits.

4.5                               Real Property.  TempSys does not own, in whole or in part, any real property.  Schedule 4.5 of the Disclosure Schedule sets forth a complete and accurate list of all property leased by TempSys (the “Leased Real Property”).

(a)                                 The Leased Real Property identified on Schedule 4.5 of the Disclosure Schedule (the “Real Property”) comprises all of the Real Property leased, occupied or used by TempSys.  TempSys is not a party to any contract, agreement or other obligation to purchase or lease any real property or any interest therein not listed on Schedule 4.5 of the Disclosure Schedule.  The Real Property leased by TempSys and all buildings, structures, facilities, fixtures and other improvements thereon (collectively, the “Improvements”) are in good working condition and repair (normal wear, tear and maintenance excepted) and are suitable for the operation of the Business as currently conducted.

(b)                                 Except as set forth in Schedule 4.5 of the Disclosure Schedule, TempSys has not received notice of any condemnation, expropriation, eminent domain, zoning or other land use proceeding relating to any portion of the Real Property that would adversely affect the current use or occupancy thereof or TempSys’s interest therein.

(c)                                  Except as set forth on Schedule 4.5 of the Disclosure Schedule, the Improvements and the Real Property are in material compliance with all applicable Laws, permits, orders and restrictions of any Governmental Authority, including those relating to zoning, land use, safety, health, access and easements, and all insurance requirements affecting the Real Property and the Improvements (collectively, the “Real Property Laws”).  TempSys has not received any notice of violation of any Real Property Law.

4.6                               Inventory.  All of the inventory of TempSys (including raw materials, supplies, manufactured and processed parts, work in process, finished goods and packaging materials) reflected in the balance sheet included in the Financial Statements consists of inventory of a quality, quantity and mix usable and salable in the Ordinary Course of Business, subject to a reasonable allowance for obsolete, damaged or defective product in accordance with the past custom and practice of TempSys.

4.7                               Contracts.  Except as set forth on Schedule 4.7 of the Disclosure Schedule, TempSys is not a party to any of the following written agreements (each such agreement or contract being referred to as a “Material Contract” and, collectively, the “Material Contracts”):

(a)                                 any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments or other expenditures in excess of Ten Thousand Dollars ($10,000) per annum or involving performance over a period of more than one (1) year following the Closing Date;

(b)                                 any agreement (or group of related agreements), purchase order, sales order, sales contract or purchase contract with any customer, vendor or other Person for the purchase or sale of raw materials, commodities, supplies, products, inventory or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one (1) year following the Closing Date or involve payment or other consideration in excess of Fifty Thousand and No/100 Dollars ($50,000.00);

(c)                                  any agreement concerning a partnership, joint venture or other agreement that involves the sharing of revenue, profits, losses, costs or Liabilities of TempSys with any other Person;

(d)                                 any promissory note, loan agreement, Guaranty or other agreement or commitment for borrowing of money, or any pledge or security arrangement, including any agreement under which TempSys has advanced or loaned money, or has agreed to advance or loan money, to any other Person or under which TempSys has imposed a lien on any of its assets, tangible or intangible;

(e)                                  any agreement limiting or restricting the ability of TempSys or its officers, directors or employees to engage in the conduct of the Business or to enter into or engage in any territory or market with respect to the conduct of the Business, including any confidentiality, non-solicitation or non-competition obligations of TempSys;

(f)                                   any Related Party Agreement;

(g)                                  any profit sharing, stock option, stock purchase, stock appreciation, deferred or incentive compensation, severance, or other material employee benefit plan or arrangement for the benefit of any of TempSys’s current or former directors, officers, and employees;

(h)                                 any collective bargaining agreement or other similar labor agreement;

(i)                                     any employment, consulting, termination, retention, change in control, severance, compensation or bonus contract or agreement with any current or (to the extent TempSys has ongoing obligations under any such contract or agreement) former employee, officer, director, shareholder or consultant of TempSys;

(j)                                    any agreement under which TempSys has advanced or loaned, or has agreed to advance or loan, any amount to any of its directors, officers or employees;

(k)                                 any settlement, conciliation or similar agreement with any Governmental Authority or any other Person entered into during the three (3) year period prior to the date hereof or that will involve payment or performance after the date hereof; or

(l)                                     any agreement that requires the payment of specified liquidated damages, that are expressly provided for by the terms of such agreement: (A) in the event of any failure to perform or late performance of such agreement by TempSys, or (B) in order for TempSys to terminate such agreement prior to the expiration of such agreement in accordance with its terms; or

(m)                             any (A) distribution, sales agent, sales representative or other similar agreement for the sale or distribution of any product, part or service by TempSys, (B) minimum requirement agreements, “take or pay” agreements or other similar agreement or (C) agreement with a “change of control” or other similar provision that requires the consent of the other party thereto, or would accelerate or otherwise alter the terms of such agreement, as a result of the consummation of the transactions contemplated by this Agreement.

4.8                               Material Contracts.  TempSys has delivered to Mesa a correct and complete copy of each written Material Contract listed on Schedule 4.7 of the Disclosure Schedule, including all amendments thereto.  With respect to each such Material Contract, except as set forth on Schedule 4.7 and/or Schedule 4.8 of the Disclosure Schedule:  (A) the agreement is in full force and effect, is enforceable in accordance with its terms and constitutes a legal, valid and binding obligation of TempSys; (B) neither TempSys nor, to the Knowledge of the Sole Shareholder, any other party thereto is in material breach or default, and no event has occurred that with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under such agreement; and (C) no party has repudiated any material provision of such agreement.  Neither TempSys nor the Sole Shareholder has received any notice of any breach or default by any other party to a Material Contract.

4.9                               Accounts Receivable.  The accounts receivable shown on the Financial Statements arose from bona fide transactions in the Ordinary Course of Business.  Except as set forth on Schedule 4.9 of the Disclosure Schedule, all of the accounts receivable, promissory notes and other notes receivable, deferred charges, chattel paper and other rights to receive payments of TempSys are, as of the Closing Date, in the aggregate collectible in the Ordinary Course of Business.  The accounts receivable of TempSys arising after the most recent fiscal month end and prior to the Closing Date arose from bona fide transactions in the Ordinary Course of Business.  No account debtor of TempSys has proposed nor has TempSys granted or extended any discount or reduction with respect to such account debtor’s accounts receivable outside the Ordinary Course of Business.

4.10                        Insurance.  Schedule 4.10 of the Disclosure Schedule sets forth a complete and correct list of the insurance policies held by TempSys (including policies providing property, casualty, liability and workers’ compensation coverage and bond and surety arrangements) and the following information with respect to each such policy:

(i)                                     the name, address and telephone number of the agent;

(ii)                                  the name of the insurer and the name of the policyholder; and

(iii)                               the policy number, the period of coverage, amount of premiums and coverage limits as set forth on the copy of the declarations page attached thereto.

(a)                                 With respect to each such insurance policy:  (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) all premiums are currently paid up to date; (C) there is no default by TempSys with respect to such policy and there has been no failure to give any notice or present any claim under any such policy as required by the terms of such policy; (D) no party to the policy has repudiated any material provision thereof; and (E) there is no notice of non renewal or cancellation with respect to, or disallowance of any claim under, any such policy that has been received by TempSys or the Sole Shareholder, and

4.11                        Litigation.  TempSys is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge and there is no pending or, to the Knowledge of the Sole Shareholder, threatened action, suit, proceeding, audit, arbitration, legal proceeding, enforcement proceeding, hearing, investigation, inquiry or review against TempSys or the Sole Shareholder in or before any Governmental Authority.

4.12                        Product Warranty.  All of the products manufactured, sold, leased and delivered by TempSys have conformed in all material respects with all applicable contractual commitments and all TempSys express warranties.  TempSys has no outstanding Liability for replacement or repair thereof or other damages in connection therewith except to the extent reflected in the Financial Statements or in the Ordinary Course of Business.  All of the products manufactured, sold, leased and delivered by TempSys are subject to TempSys’s product warranties, a correct and complete copy of which is attached to Schedule 4.12 of the Disclosure Schedule.  TempSys has provided to Mesa all of the material terms and conditions of sale for products manufactured by TempSys (containing applicable guaranty, warranty, and indemnity provisions).  Except as set forth on Schedule 4.12 of the Disclosure Schedule, there are no other warranties, commitments or obligations with respect to the return, repair or replacement of products manufactured, sold, leased or delivered by TempSys.  Except as set forth in Schedule 4.12 of the Disclosure Schedule, none of the products sold by TempSys has been the subject of any replacement, field fix, retrofit, or modification pursuant to a mass recall by TempSys and no such mass recall is currently being conducted or contemplated by TempSys or is required to be conducted by any Governmental Authority.

4.13                        Employees. TempSys is not a party to or bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization.  TempSys is not subject to any charge, demand petition or representation proceeding seeking to compel, require or demand it to bargain with any labor union or labor organization, nor is there any pending or, to the Knowledge of the Sole Shareholder, threatened labor strike, dispute, walkout, work stoppage, slow down or lockout involving TempSys.

(a)                                 Schedule 4.13 of the Disclosure Schedule sets forth a correct and complete list, including the name, position, current base compensation, incentive compensation, scheduled bonus payment, and accrued vacation, of each of the employees of TempSys as of the Closing Date.  No employee of TempSys has an employment agreement that is not “at will.”  Other than listed in Schedule 4.13 of the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not entitle any employee, officer or director of TempSys to any change in control payments, bonus payments, severance payments, retirement allowance or benefit or any other type of payment due to any agreement between TempSys and any such employee, officer or director of TempSys.

(b)                                 To the Knowledge of the Sole Shareholder, TempSys has complied in all material respects with all applicable Laws relating to the employment of labor, including the Fair Labor Standards Act of 1938, as amended.  To the Knowledge of the Sole Shareholder, no action, suit, proceeding, charge, complaint, claim, investigation, demand or notice is pending or threatened against TempSys by any Person or any Governmental Authority alleging any failure to comply with any Law relating to the employment of labor.

4.14                        Employee Benefits. Schedule 4.14 of the Disclosure Schedule lists each Company Benefits Plan that TempSys maintains, or with respect to which TempSys has any Liability.

(a)                                 Each such Company Benefits Plan (and each related trust, insurance contract, or fund) has been maintained, funded and administered in accordance with the terms of such Company Benefits Plan and to the Knowledge of the Sole Shareholder complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws.

(b)                                 All contributions (including all employer contributions and employee salary reduction contributions) that are due have been made within the time periods prescribed by ERISA and the Code to each such Company Benefits Plan that is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date that are not yet due have been made to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of TempSys.  All premiums or other payments that are due for all periods ending on or before the Closing Date have been paid with respect to each such Company Benefits Plan that is an Employee Welfare Benefit Plan.

(c)                                  To the Knowledge of the Sole Shareholder, there have been no Prohibited Transactions with respect to any Employee Benefit Plan maintained by TempSys or any Employee Benefit Plan maintained by an ERISA Affiliate.  No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Company Benefits Plan.  No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Company Benefits Plan (other than routine claims for benefits) is pending or, to the Knowledge of the Sole Shareholder, threatened.

(d)                                 TempSys has no “nonqualified deferred compensation plan” subject to Code §409A.

4.15                        Consents of Governmental Authorities and Others.  No consent, approval or authorization of, or registration, qualification or filing with any Governmental Authority, or any other Person, is required to be made by TempSys in connection with the execution, delivery or performance of this Agreement by TempSys or the consummation by it of the transactions contemplated hereby, excluding the execution, delivery and performance of this Agreement by TempSys.

4.16                        Litigation.  To the Knowledge of the Sole Shareholder, there is no Litigation pending or threatened before any court or by or before any Governmental Authority or arbitrator (a) affecting TempSys (as plaintiff or defendant) or (b) against TempSys relating to the TempSys Common Stock or the transactions contemplated by this Agreement.

4.17                        Brokers.  Other than listed in Schedule 4.17 of the Disclosure Schedule TempSys has not employed any broker or finder, and has not incurred and will not incur, directly or indirectly, any broker’s, finder’s, investment banking or similar fees, commissions or expenses in connection with the transactions contemplated by this Agreement.

4.18                        Compliance.  To the Knowledge of the Sole Shareholder, TempSys is in compliance with all material federal, state, local and foreign laws, ordinances, regulations, judgments, rulings, orders and other requirements applicable to TempSys and its assets and properties, except where such noncompliance would not have a Material Adverse Effect on TempSys.  To the Knowledge of TempSys, it is not subject to any judicial, governmental or administrative inquiry, investigation, order, judgment or decree.

4.19                        Charter, Bylaws and Corporate Records.  Mesa has been provided with true, correct and complete copies of (a) the Articles of Incorporation of TempSys, as amended and in effect on the date hereof, (b) the Bylaws of TempSys, as amended and in effect on the date hereof, and (c) the minute books of TempSys (containing all corporate proceedings from the date of incorporation).  Such minute books contain accurate records of all meetings and other corporate actions of the board of directors, committees of the board of directors, incorporators and shareholders of TempSys from the date of its incorporation to the date hereof which were memorialized in writing.

4.20                        Capitalization.  As of the date of this Agreement, the authorized capital stock of TempSys consists only of 100,000 shares of TempSys Common Stock.  TempSys does not have any authorized preferred stock.  As of the date hereof, TempSys has issued and outstanding 1,000 shares of TempSys Common Stock.  The outstanding TempSys Common Stock constitutes one hundred percent (100%) of the issued and outstanding capital stock of TempSys.  One hundred percent (100%) of the outstanding TempSys Common Stock is owned by the Sole Shareholder, free and clear of all liens, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands.  The Sole Shareholder is not a party to any option, warrant, purchase right, or other contract or commitment (other than this Agreement) that could require him to sell, transfer, or otherwise dispose of any shares of TempSys Common Stock.  The Sole Shareholder is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any shares of TempSys Common Stock.  All of the outstanding TempSys Common Stock have been duly authorized, are validly issued and outstanding, and are fully paid and non-assessable.  There are no dividends which have accrued or been declared but are unpaid on the TempSys Common Stock.

4.21                        Subsidiaries and Investments.  TempSys does not have any Subsidiary or Investments.

4.22                        Rights, Warrants, Options.  There are no outstanding: (a) securities or instruments convertible into or exercisable for any of the capital stock or other equity interests of TempSys; (b) options, warrants, subscriptions or other rights to acquire capital stock or other equity interests of

TempSys; or (c) commitments, agreements or understandings of any kind, including employee benefit arrangements, relating to the issuance or repurchase by TempSys of any capital stock or other equity interests of TempSys, or any instruments convertible or exercisable for any such securities or any options, warrants or rights to acquire such securities.

4.23                        Conduct of Business.  Except as disclosed on Schedule 4.23 of the Disclosure Schedule hereto, since May 31, 2013, TempSys has conducted its business in the ordinary and usual course consistent with past practices and there has not occurred any Material Adverse Effect in the condition (financial or otherwise), results of operations, properties, assets, liabilities, or business of TempSys.  Except as disclosed on Schedule 4.23 of the Disclosure Schedule hereto, since May 31, 2013, TempSys has not (a) amended its Articles of Incorporation or Bylaws; (b) issued, sold or authorized for issuance or sale, shares of any class of its securities (including, but not limited to, by way of stock split or dividend) or any subscriptions, options, warrants, rights or convertible securities or entered into any agreements or commitments of any character obligating it to issue or sell any such securities; (c) redeemed, purchased or otherwise acquired, directly or indirectly, any shares of its capital stock or any option, warrant or other right to purchase or acquire any such capital stock; (d) suffered any damage, destruction or loss, whether or not covered by insurance, which has had or could reasonably be expected to have a Material Adverse Effect on any of its properties, assets, or business; (e) granted or made any mortgage or pledge or subjected itself or any of its properties or assets to any lien, charge or encumbrance of any kind; (f) made or committed to make any capital expenditures in excess of $10,000; (g) become subject to any Guaranty; (h) been named as a party in any Litigation, or become the focus of any investigation by any government or regulatory agency or authority; (i) declared or paid any dividend or other distribution with respect to its capital stock; or (j) experienced any other event or condition of any character which has had, or could reasonably be expected to have, a Material Adverse Effect on TempSys.

4.24                        Taxes.

(a)                                 TempSys has properly prepared and timely filed all Tax Returns relating to any and all Taxes concerning or attributable to it or its operations for any period ending on or before the Closing Date and to the Knowledge of the Sole Shareholder such Tax Returns are true, correct and complete in all material respects and have been completed in accordance with applicable Laws.

(b)                                 To the Knowledge of the Sole Shareholder, all Taxes (whether or not shown on any Tax Return) payable by TempSys have been fully and timely paid.  The cash reserves or accruals for Taxes provided in the books and records of TempSys with respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing have been established utilizing consistently applied accounting methods and are, or prior to the Closing Date will be, sufficient for all unpaid Taxes of TempSys through and including the Closing Date (including, without limitation, with respect to any Taxes resulting from the transactions contemplated by this Agreement).

(c)                                  Neither TempSys nor any Person on behalf of or with respect to TempSys has executed or filed any agreements or waivers extending any statute of limitations on or extending the period for the assessment or collection of any Tax which is presently effective.  No power of attorney on behalf of TempSys with respect to any Tax matter is currently in force.

(d)                                 TempSys is not a party to any Tax-sharing agreement or similar arrangement with any other party (whether or not written), and TempSys has not assumed any Tax obligations of, or with respect to any transaction relating to, any other Person, or agreed to indemnify any other Person with respect to any Tax.

(e)                                  Except as disclosed on Schedule 4.24(e) of the Disclosure Schedule, no Tax Return concerning or relating to TempSys or its operations has ever been audited by a government or taxing authority, nor is any such audit in process or pending, and TempSys has not been notified of any request for such an audit or other examination.  No claim has been made by a taxing authority in a jurisdiction where Tax Returns concerning or relating to TempSys or its operations have not been filed, that it is or may be subject to taxation by that jurisdiction.

(f)                                   TempSys has never been included in any consolidated, combined, or unitary Tax Return.

(g)                                  To the Knowledge of the Sole Shareholder, TempSys has complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes, and has duly and timely withheld from employee salaries, wages and other compensation, and has paid over to the appropriate taxing authorities, all amounts required to be so withheld and paid over for all periods under all applicable laws.

(h)                                 TempSys has not (i) agreed to and is not required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by TempSys, and the Sole Shareholder has no Knowledge that the IRS has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of TempSys, (ii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law with respect to TempSys or (iii) requested any extension of time within which to file any Tax Return concerning or relating to TempSys or its operations.

(i)                                     No property owned by TempSys is (i) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) constitutes “tax-exempt use property” within the meaning of Section 168(h)(1) of the Code or (iii) is “tax-exempt bond financed property” within the meaning of Section 168(g) of the Code.

(j)                                    TempSys is not subject to any private letter ruling of the IRS, or comparable rulings of other taxing authorities.

(k)                                 TempSys does not own any interest in any entity that is treated as a partnership for U.S. federal income Tax purposes, or would be treated as a pass-through or disregarded entity for any Tax purpose.

(l)                                     TempSys has not constituted either a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code in a distribution qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of transactions” (within the meaning of Section 355(e) of the Code) in conjunction with this Agreement.

(m)                             TempSys has no elections in effect for U.S. federal income Tax purposes under Sections 108, 168, 441, 472, 1017, 1033 or 4977 of the Code.

(n)                                 TempSys has made no prior payments or accrued any liability for future payments that would be considered excessive parachute payments under section 280G of the Code.

4.25                        Environmental Matters.  Except as disclosed on Schedule 4.25 of the Disclosure Schedule, to the Knowledge of the Sole Shareholder, no real property used by TempSys presently or in the past has been used to manufacture, treat, store, or dispose of any hazardous substance and such property is free of all such substances such that the condition of the property is in material compliance with applicable Environmental Laws (as defined below).  To the Knowledge of the Sole Shareholder TempSys is in compliance with all laws, regulations and other federal, state or local governmental requirements, and all applicable judgments, orders, writs, notices, decrees, permits, licenses, approvals, consents or injunctions relating to the generation, management, handling, transportation, treatment, disposal, storage, delivery, discharge, release or emission of any waste, pollutant or toxic or hazardous substance (including, without limitation, asbestos, radioactive material and pesticides) (the “Environmental Laws”) applicable to TempSys or its business as a result of any hazardous substance utilized by TempSys in its business or otherwise placed at any of the facilities owned, leased or operated by TempSys, or in which TempSys has a contractual interest.  TempSys has not received any complaint, notice, order, or citation of any actual, threatened or alleged noncompliance by TempSys with any Environmental Laws, and there is no Litigation pending or, to the Knowledge of the Sole Shareholder, threatened against TempSys with respect to any violation or alleged violation of the Environmental Laws, and to the Knowledge of TempSys, there is no reasonable basis for the institution of any such Litigation.

4.26                        Financial Statements.  Attached hereto as Exhibit C are TempSys’s Financial Statements.  The Financial Statements (a) have been prepared in accordance with the books of account and records of TempSys; (b) fairly present, and are true, correct and complete statements in all material respects of TempSys’s financial condition and the results of its operations at the dates and for the periods specified in those statements; and (c) have been prepared utilizing consistently applied accounting principles which, overall, fairly reflect the results of operations of TempSys.

4.27                        Absence of Undisclosed Liabilities.  Other than as disclosed in the Financial Statements, TempSys does not have any Liabilities.  TempSys does not have any Knowledge of any circumstances, conditions, events or arrangements which may hereafter give rise to any Liabilities of TempSys.

4.28                        Intellectual Property.

(a)                                 Schedule 4.28 of the Disclosure Schedule contains a true and correct statement of all of the Intellectual Property owned by TempSys.  TempSys has taken all necessary and desirable action, at all times, to maintain the validity and enforceability of its Intellectual Property rights.

(b)                                 To the Knowledge of the Sole Shareholder, TempSys has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any intellectual property rights of third parties, and has not received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that TempSys must license or refrain from using any intellectual property rights of any third party).  To the Knowledge of TempSys, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any of its Intellectual Property rights.

(c)                                  Other than as disclosed in Schedule 4.28 of the Disclosure Schedule, TempSys has not granted any license, agreement, or other permission to any third party with respect to any of its Intellectual Property.

(d)                                 With respect to each item of Intellectual Property, TempSys possesses all right, title, and interest in and to the Intellectual Property free and clear of any security interest, license or other encumbrance.

(e)                                  The Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge.

(f)                                   No action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of the Sole Shareholder, is threatened which challenges the legality, validity, enforceability, use, or ownership of the Intellectual Property.

(g)                                  TempSys has not agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the Intellectual Property.

4.29                        Properties.  TempSys has good, clear and marketable title to all the tangible properties and tangible assets reflected in the Financial Statements as being owned by TempSys or acquired after the date thereof which are, individually or in the aggregate, material to TempSys’s business (except properties sold or otherwise disposed of since the date thereof in the Ordinary Course of Business), free and clear of all material liens.

4.30                        Disclosure.  No representation or warranty of TempSys or the Sole Shareholder contained in this Agreement, and no statement, report, or certificate furnished by or on behalf of TempSys or the Sole Shareholder to Mesa pursuant hereto or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading or omits to state a material fact necessary in order to provide TempSys with full and proper information as to the business, financial condition, assets, liabilities, or results of operation of TempSys and the value of the properties or the ownership of TempSys.

ARTICLE V

Additional Agreements

5.1                               Survival of the Representations and Warranties.  The representations and warranties contained in this Agreement will survive the Closing Date and will continue in full force and effect for a period of one (1) year from the Closing Date (the “Cut Off Date”), except for claims for which written notice has been provided in accordance with this Section 5.1 and that are pending as of the Cut Off Date; provided, however, in the case of fraud or the representations and warranties as to title to the TempSys Common Stock, Taxes, Environmental Laws and Benefit Plans, the representations and warranties shall survive for a period of three (3) years after the Closing Date.

5.2                               Investigation.  The representations, warranties, covenants and agreements set forth in this Agreement shall not be affected or diminished in any way by any investigation (or failure to investigate) at any time by or on behalf of the party for whose benefit such representations, warranties, covenants and agreements were made.  All statements contained herein or in any schedule, certificate, exhibit, list or other document required to be delivered pursuant hereto, shall be deemed to be representations and warranties for purposes of this Agreement; provided, that any knowledge or materiality qualifications contained herein shall be applicable to such other documents.

5.3                               Mesa’s Indemnification.  Mesa agrees to indemnify and hold harmless the Sole Shareholder from and against any loss, claim, liability, cost, expense or other damages (including reasonable legal fees and expenses) (a “TempSys Loss”) which is caused by or arises out of: (a) any breach or default in the performance by Mesa of any covenant or agreement made by Mesa in this Agreement; (b) any breach of any representation or warranty made by Mesa in this Agreement; and (c) any and all Litigation incident to any of the foregoing.  The Sole Shareholder would not be permitted to seek indemnification under this Section 5.3 until the aggregate of its claims exceeds $25,000 (with no minimum amount for each claim), and in no event shall the aggregate amount of any and all such claims exceed 60% of the Purchase Price.

5.4                               Sole Shareholder’s Indemnification.  The Sole Shareholder agrees to indemnify and hold harmless Mesa, and each of its current and former directors, officers, employees, Affiliates and agents from and against any loss, claim, liability, cost, expense or other damages (including reasonable legal fees and expenses) (a “Mesa Loss”) which is caused by or arises out of: (a) any breach or default in the performance by the Sole Shareholder of any covenant or agreement made by the Sole Shareholder in this Agreement; (b) any breach of any representation or warranty made by TempSys or the Sole Shareholder in this Agreement; and (c) any and all Litigation incident to any of the foregoing Mesa would not be permitted to seek indemnification under this Section 5.4 until the aggregate of its claims exceeds $25,000 (with no minimum amount for each claim), and in no event shall the aggregate amount of any and all such claims exceed 60% of the Purchase Price.

5.5                               DELETED

5.6                               Indemnity Procedure.  A Party or Parties hereto agreeing to be responsible for or to indemnify against any matter pursuant to this Agreement is referred to herein as the “Indemnifying Party” and the other Party or Parties claiming indemnity is referred to as the “Indemnified Party”.

(a)                                 An Indemnified Party under this Agreement shall give written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity under this Agreement within thirty (30) calendar days of the receipt of any written claim, but not later than twenty (20) days prior to the date any answer or responsive pleading is due, and with respect to other matters for which the Indemnified

Party may seek indemnification, give prompt written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity; provided, however, that any failure to give such notice will not waive any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are materially prejudiced.

(b)                                 With respect to any third party claims, the Indemnifying Party shall have the right, at its election, to take over the defense or settlement of such claim by giving written notice to the Indemnified Party at least fifteen (15) days prior to the time when an answer or other responsive pleading or notice with respect thereto is required.  If the Indemnifying Party makes such election, it may conduct the defense of such claim through counsel of its choosing (subject to the Indemnified Party’s approval of such counsel, which approval shall not be unreasonably withheld), shall be solely responsible for the expenses of such defense and shall be bound by the results of its defense or settlement of the claim.  The Indemnifying Party shall not settle any such claim without prior notice to and consultation with the Indemnified Party, and no such settlement involving any equitable relief or which might have an adverse effect on the Indemnified Party may be agreed to without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld).  So long as the Indemnifying Party is diligently contesting any such claim in good faith, the Indemnified Party may pay or settle such claim only at its own expense and the Indemnifying Party will not be responsible for the fees of separate legal counsel to the Indemnified Party, unless the named parties to any proceeding include both parties and representation of both parties by the same counsel would be inappropriate.  If the Indemnifying Party does not make such election, or having made such election does not, in the reasonable opinion of the Indemnified Party, proceed diligently to defend such claim, then the Indemnified Party may (after written notice to the Indemnifying Party), at the expense of the Indemnifying Party, elect to take over the defense of and proceed to handle such claim in its discretion and the Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party may make in good faith with respect to such claim.  In connection therewith, the Indemnifying Party will fully cooperate with the Indemnified Party should the Indemnified Party elect to take over the defense of any such claim.

(c)                                  The parties agree to cooperate in defending any third party claims and the Indemnified Party shall provide such cooperation and such access to its books, records and properties as the Indemnifying Party shall reasonably request with respect to any matter for which indemnification is sought hereunder; and the parties hereto agree to cooperate with each other in order to ensure the proper and adequate defense thereof.

(d)                                 With regard to any claims for which indemnification is payable hereunder, such indemnification shall be paid by the Indemnifying Party upon the earliest to occur of:  (i) the entry of a judgment against the Indemnified Party and the expiration of any applicable appeal period, or if earlier, five (5) days prior to the date that the judgment creditor has the right to execute the judgment; (ii) the entry of an unappealable judgment or final appellate decision against the Indemnified Party; or (iii) a settlement of the claim.  Notwithstanding the foregoing, provided that there is no dispute as to the applicability of indemnification, the reasonable expenses of counsel to the Indemnified Party shall be reimbursed on a current basis by the Indemnifying Party if such expenses are a liability of the Indemnifying Party.  With regard to other claims for which indemnification is payable hereunder, such indemnification shall be paid promptly by the Indemnifying Party upon demand by the Indemnified Party.

ARTICLE VI

Closing; Deliveries; Conditions Precedent

6.1                               Closing;  All proceedings taken and all documents executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed.

6.2                               Deliveries

(a)                                 At Closing, Mesa shall deliver the following to the Sole Shareholder:

(i)                                     the Closing Payment, as provided by Section 2.2(a)(i);

(ii)                                  the fully executed Escrow Agreement for the Holdback Amount in the form of Exhibit A;

(iii)                               a certificate, dated as of the Closing Date, of an officer of Mesa setting forth that authorizing resolutions were adopted by Mesa’s Board of Directors approving the terms and conditions of this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby;

(iv)                              such other documents and instruments as TempSys may reasonably request.

(b)                                 At Closing, TempSys and the Sole Shareholder shall deliver the following documents to Mesa:

(i)                                     the certificates representing all of the outstanding TempSys Common Stock to be delivered to Mesa duly endorsed by the Sole Shareholder;

(ii)                                  a certificate from the Secretary of State of the State of California, as of a recent date, as to the good standing of TempSys and a corporate certificate of its Articles of Incorporation and Bylaws;

(iii)                               a certificate, dated as of the Closing Date, of an officer of TempSys setting forth that authorizing resolutions were adopted by TempSys’s Board of Directors approving the terms and conditions of this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby, along with an executed copy of the foregoing authorizing resolutions attached thereto;

(iv)                              the favorable opinion of counsel to TempSys, dated as of the Closing Date, in a form attached hereto as Exhibit E to this Agreement;

(v)                                 all of the corporate books and records of TempSys;

(vi)                              the executed resignations of all executive officers and directors of TempSys dated as of the Closing Date;

(vii)                           the Non-competition and Non-solicitation Agreement executed by the Sole Shareholder in the form of Exhibit E; and

(viii)                        such other documents and instruments as Mesa may reasonably request.

6.3                               Best Efforts.  Subject to the terms and conditions provided in this Agreement, each of the parties shall use their respective best efforts in good faith to take or cause to be taken as promptly as practicable all reasonable actions that are within its power to cause to be fulfilled those of the conditions precedent to its obligations or the obligations of the other parties to consummate the transactions contemplated by this Agreement that are dependent upon its actions, including obtaining all necessary consents, authorizations, orders, approvals and waivers.

ARTICLE VII

Covenants

7.1                               General Confidentiality.  Each of the Parties will treat and hold as such all of the Confidential Information of the other Parties, refrain from using any of the Confidential Information except in connection with this Agreement, and unless there is a closing on the sale contemplated by this Agreement, deliver promptly to the owner of such Confidential Information or destroy, at the request and option of the owner of the Confidential Information, all tangible embodiments (and all copies) of the Confidential Information which are in its possession.  In the event that any of the Parties is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Party will notify the affected Party promptly of the request or requirement so that the affected Party may seek an appropriate protective order or waive compliance with the provisions of this Section 7.1.  If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Parties is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Party may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Party shall use its commercially reasonable efforts to obtain, at the request of the affected Party, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the affected Party shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

7.2                               General.  In case at any time after the Closing Date any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Article V).

ARTICLE VIII

Miscellaneous

8.1                               Notices.  Any notice, demand, claim or other communication under this Agreement shall be in writing and delivered personally or sent by certified mail, return receipt requested, postage prepaid, or sent by facsimile or prepaid overnight courier to the parties at the addresses as follows (or at such other addresses as shall be specified by the parties by like notice):

If to Mesa:	Mesa Laboratories, Inc.
12100 West Sixth Avenue
Lakewood, Colorado 80228

	Attn:	John J. Sullivan
President and CEO
	Telephone:	303-987-8000
	Facsimile:	303-987-8989

With a copy to:	Andrew N. Bernstein, P.C.
8101 East Prentice Ave
Suite 890
Greenwood Village, CO 80111

	Attn:	Andrew N. Bernstein, Esq.

	Telephone:	303-770-7131
	Facsimile:	303-770-7332

If to the Sole Shareholder:	Robert Yuan
160 Arlington Avenue
Kensington, CA 94707
Telephone:
Facsimile:

With a copy to:	David S. Pearson
48 Kingston Place
Walnut Creek, CA 94597

	Telephone:	925-287-0051
	Facsimile:	925-871-4073

Such notice shall be deemed delivered upon receipt against acknowledgment thereof if delivered personally, on the third business day following mailing if sent by certified mail, upon transmission against confirmation if sent by facsimile and on the next business day if sent by overnight courier.

8.2                               Entire Agreement; Incorporation.  This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein contain every obligation and understanding between the parties relating to the subject matter hereof and merges all prior discussions, negotiations, agreements and understandings, both written and oral, if any, between them, and none of the parties shall be bound by any conditions, definitions, understandings, warranties or representations other than as expressly provided or referred to herein.  All schedules, exhibits and other documents and agreements executed and delivered pursuant hereto are incorporated herein as if set forth in their entirety herein.

8.3                               Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, legal representatives, and permitted assigns.

8.4                               Assignment.  This Agreement may not be assigned by any Party without the written prior consent of the other Parties.  Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

8.5                               Waiver and Amendment.  Any representation, warranty, covenant, term or condition of this Agreement which may legally be waived, may be waived, or the time of performance thereof extended, at any time by the Party hereto entitled to the benefit thereof, and any term, condition or covenant hereof (including, without limitation, the period during which any condition is to be satisfied or any obligation performed) may be amended by the Parties thereto at any time.  Any such waiver, extension or amendment shall be evidenced by an instrument in writing executed on behalf of the Party against whom such waiver, extension or amendment is sought to be charged.  No waiver by any Party hereto, whether express or implied, of its rights under any provision of this Agreement shall constitute a waiver of such Party’s rights under such provisions at any other time or a waiver of such Party’s rights under any other provision of this Agreement.  No failure by any Party thereof to take any action against any breach of this Agreement or default by another Party shall constitute a waiver of the former Party’s right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other Party.

8.6                               No Third Party Beneficiary.  Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person other than the parties hereto and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement, except as otherwise provided herein.

8.7                               Severability.  In the event that any one or more of the provisions contained in this Agreement, or the application thereof, shall be declared invalid, void or unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties hereto.  The parties further agree to replace such invalid, void or unenforceable provision with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, void or unenforceable provision.

8.8                               Expenses.  Except as otherwise provided herein, each Party agrees to pay, without right of reimbursement from the other Party, the costs incurred by it incident to the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, costs incident to the preparation of this Agreement, and the fees and disbursements of counsel, accountants and consultants employed by such Party in connection herewith.

8.9                               Headings.  The table of contents and the section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement.

8.10                        Other Remedies; Injunctive Relief.  Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.  In any action at law or suit in equity to enforce this Agreement or the rights of the parties hereunder, the prevailing Party in any such action or suit shall be entitled to receive a reasonable sum for its attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

8.11                        Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  Facsimile or scanned/e-mailed signatures shall be deemed valid and binding.

8.12                        Remedies Exclusive.  Except in the case of fraud or equitable remedies expressly provided for herein, the Parties acknowledge and agree that the indemnification provisions set forth in Article V of this Agreement constitute the parties’ sole and exclusive remedy with respect to any and all claims relating to the transactions contemplated by this Agreement.

8.13                        Governing Law.  This Agreement has been entered into and shall be construed and enforced in accordance with the laws of the State of Colorado, without reference to the choice of law principles thereof.

8.14                        Jurisdiction and Venue.  This Agreement shall be subject to the exclusive jurisdiction of the courts of the State of Colorado.  The parties to this Agreement agree that any breach of any term or condition of this Agreement shall be deemed to be a breach occurring in the State of Colorado by virtue of a failure to perform an act required to be performed in the State of Colorado and irrevocably and expressly agree to submit to the exclusive jurisdiction of the courts of the State of Colorado for the purpose of resolving any disputes among the parties relating to this Agreement or the transactions contemplated hereby.  The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in the State of Colorado, and further irrevocably waive any claim that any suit, action or proceeding brought in the State of Colorado has been brought in an inconvenient forum.

8.15                        Participation of Parties.  The Parties hereby agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding, or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

8.16                        Further Assurances.  The Parties hereto shall deliver any and all other instruments or documents reasonably required to be delivered pursuant to, or necessary or proper in order to give effect to, all of the terms and provisions of this Agreement including, without limitation, all necessary stock powers and such other instruments of transfer as may be necessary or desirable to transfer full and complete ownership of the shares of TempSys Common Stock free and clear of any liens or encumbrances.

8.17                        Publicity.  No public announcement or other publicity concerning this Agreement or the transactions contemplated hereby shall be made without the prior written consent of both Mesa and the Sole Shareholder as to form, content, timing and manner of distribution.  Nothing contained herein shall prevent any Party from making any filing or public announcement required by federal or state securities laws or stock exchange rules.

IN WITNESS WHEREOF, the Parties hereto have each executed and delivered this Agreement as of the date first written below.

MESA LABORATORIES, INC.		TEMPSYS, INC.

By:	/s/ John J. Sullivan	By:	/s/ Robert Yuan
	John J. Sullivan		Robert Yuan
	President and		Chief Executive Officer
Chief Executive Officer

Date:	November 6, 2013	Date:	November 6, 2013

THE SOLE SHAREHOLDER

		By:	/s/ Robert Yuan
Robert Yuan

		Date:	November 6, 2013